UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 26, 2005
(Date of earliest event reported: May 21, 2005)

McAFEE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
2nd Amendment to Amended/Restated Employment Agreement
1st Amendment to Employment Agreement
1st Amendment to Employment Agreement
1st Amendment to Employment Agreement
1st Amendment to Employment Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On May 21, 2005 and May 26, 2005 the Section 16 officers of McAfee, Inc. (the “Registrant”) entered into amendments of their employment agreements with the Registrant. The material changes to the employment agreements in the aggregate include:

•	An amendment to address new section 409A of the Internal Revenue Code to change the payment schedule of severance and COBRA benefits under the employment agreements such that any monthly payments will continue until March 1 of the year following termination with the balance, if any, being paid in a lump sum;

•	An amendment to clarify the definition of “Change of Control;” and

•	An amendment to clarify the bonus structure for the Section 16 officers so that the agreements allow for either quarterly bonus payments or annual bonus payments, as determined by the Compensation Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Second Amendment to Amended and Restated Employment Agreement between Registrant and George Samenuk dated May 21, 2005

10.2	First Amendment to Employment Agreement between Registrant and Vernon Gene Hodges dated May 21, 2005.

10.3	First Amendment to Employment Agreement between Registrant and Eric F. Brown dated May 26, 2005.

10.4	First Amendment to Employment Agreement between Registrant and Kevin M. Weiss dated May 21, 2005.

10.5	First Amendment to Employment Agreement between Registrant and Kent H. Roberts dated May 21, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.

Date: May 26, 2005	By:	/s/ Kent H. Roberts

Kent H. Roberts Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Employment Agreement between Registrant and George Samenuk dated May 21, 2005

10.2	First Amendment to Employment Agreement between Registrant and Vernon Gene Hodges dated May 21, 2005.

10.3	First Amendment to Employment Agreement between Registrant and Eric F. Brown dated May 26, 2005.

10.4	First Amendment to Employment Agreement between Registrant and Kevin M. Weiss dated May 21, 2005.

10.5	First Amendment to Employment Agreement between Registrant and Kent H. Roberts dated May 21, 2005.